Exhibit 99.1

Amicus Therapeutics Highlights New Phase 3 Fabry Data and Preclinical Pompe Data at WORLDSymposium™ 2016

New Phase 3 Data for Migalastat for Fabry Disease Demonstrate Persistence of Positive Renal and Cardiac Effects and Substrate Reduction in Important Kidney Cell Type (Podocytes)

Preclinical Proof-of-Concept Data Informed Ongoing Clinical Study

of Novel Pompe Treatment Paradigm

SAN DIEGO, CA and CRANBURY, NJ March 1, 2016 — Amicus Therapeutics (Nasdaq: FOLD), a biotechnology company at the forefront of therapies for rare and orphan diseases, today announced new positive data from both of its Phase 3 studies of the oral small molecule pharmacological chaperone migalastat HCl (“migalastat”) for Fabry disease at  WORLDSymposium™ 2016 in San Diego, California. The Company is also presenting additional proof-of-concept data for its novel product candidate (ATB200/AT2221) for Pompe disease.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc., stated, “We believe that the new histopathology data and longer-term renal and cardiac data at WORLDSymposium will further strengthen the totality of our clinical data for migalastat as a potential oral personalized medicine with a novel mechanism of action for Fabry disease. We are also pleased to highlight additional preclinical proof of concept for ATB200/AT2221, our novel product candidate for Pompe disease. Both of these programs represent significant innovations in the field of Lysosomal Storage Disorders, and have the potential to deliver meaningful benefits to patients.”

Data Highlights for Migalastat for Fabry Disease at WORLDSymposium 2016

Histopathology Data (Podocyte GL-3) from Study 011 (FACETS)

In an oral presentation and poster(1) from Study 011 (FACETS) in Fabry patients who were naïve to ERT, migalastat demonstrated a consistent and statistically significant reduction in disease substrate (GL-3) in podocytes from baseline to Month 6 (p=0.02). Podocytes play a key role in Fabry nephropathy including proteinuria, and have shown more resistance than other kidney cell types to clear GL-3.

Renal and Cardiac Function Data at Month 30 from Study 012 (ATTRACT)

A late-breaking poster(2) demonstrated that the effects of migalastat on kidney function and cardiac function are persistent from the primary treatment period (0-18 months) through the open-label extension phase (19-30 months) in amenable patients who switched from ERT to migalastat in Study 012 (ATTRACT).

•                  Kidney function at Month 30: The annualized change in glomerular filtration rate (GFR) in the migalastat group at month 30 was comparable to the previously reported results for the migalastat and ERT groups through Month 18.

•                  Cardiac function at Month 30: Reductions in left ventricular mass index (LVMi) through month 18 were also demonstrated through month 30, with statistically significant reductions observed in patients who had abnormal cardiac mass (left ventricular hypertrophy, or LVH) at baseline.

Mean Annualized Change in GFR (ml/min/m2/yr) (95% CI) with Migalastat Baseline to Month 30 in Study 012*
Estimated GFR (eGFR) (CKD-EPI) (n=31)	-1.7 (-2.6, -0.8)
Measured GFR (mGFR) (n=30)	-2.75 (-4.8, -0.7)

*Annualized change in GFR at Month 18 in Study 012: eGFR -1.0 (-3.6, 1.6) for patients on ERT and -0.4 (-2.3, 1.5) for patients on migalastat; mGFR -3.2 (-7.8, 1.3) for patients on ERT and -4.35 (-7.7, -1.1) for patients on migalastat

Cardiac ECHO Parameters — Change from Baseline to Month 30

	Migalastat (Overall) n=30	Migalastat Change (Overall) (Mean, 95% CI) n=28	Migalastat (LVH at Baseline) n=11	Migalastat Change (LVH at Baseline) (Mean, SD) N=10
Left Ventricular Mass Index (LVMI) (g/m2)**	94.6	-3.7 (-8.9, +1.3)	116	-10.0*** (-16.6, -3.3)

**Normal LVMi: 43-95 (female), 49-115 (male). Change in LVMi at Month 18 in Study 012: ERT group: -2.0 (-11.0, 7.0) for all patients, +4.5 (-20.9, 29.9) for patients with LVH at baseline. Migalastat group: -6.6 (-11.0, -2.1) for all patients, -8.4 (-14.9, -2.0) for all patients with LVH at baseline.

***Statistically significant (95% CI does not overlap zero)

The co-primary endpoints in Study 012 assessed the comparability of migalastat to ERT on renal function as measured by eGFR and mGFR at Month 18. Cardiac function (LVMi) was a prespecified secondary endpoint in Study 012.

Novel Treatment Paradigm (ATB200/AT2221) for Pompe Disease

An oral presentation and poster(3) at WORLDSymposium describe updated preclinical results that informed the ongoing clinical study ATB200-02 in Pompe patients to investigate a novel treatment paradigm (ATB200/AT2221) that consists of ATB200, a uniquely engineered recombinant human acid alpha-glucosidase (rhGAA) enzyme with an optimized carbohydrate structure to enhance uptake, administered with a pharmacological chaperone (AT2221) to improve activity and stability.

Previously presented preclinical data showed that ATB200 was associated with increased tissue enzyme levels and reduced substrate, which was further improved when co-administered with AT2221. Updated preclinical data at WORLDSymposium demonstrated the efficacy of ATB200/AT2221 as a fixed-dose combination:

•                  AT2221 stabilizes ATB200 in vitro, and increases ATB200 exposures;

•                  Results from dose-range finding in vivo studies determined the optimal fixed-dose combination of ATB200/AT2221 to investigate in the ATB200-02 study; and

•                  The addition of AT2221 further improved glycogen reduction by ATB200 in skeletal muscles, including individual skeletal muscle fibers that are refractory to alglucosidase alfa.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) products for Fabry disease, Pompe disease, and other Lysosomal Storage Disorders.

(1)B. Najafian, WORLDSymposium 2016, Six months of Migalastat Treatment Reduces Podocyte Globotriaosylceramide Content in Adult Male Patients with Fabry Disease

(2)D. Bichet, WORLDSymposium 2016, Persistence of Positive Renal and Cardiac Effects of Migalastat in Fabry Patients with Amenable Mutations Following 30 Months of Treatment in the ATTRACT Study

(3)R. Khanna, WORLDSymposium 2016, Co-Administration of the Pharmacological Chaperone AT2221 with a Proprietary Recombinant Human Acid Alpha-Glucosidase Leads to Greater Plasma Exposure and Substrate Reduction Compared to Alglucosidase Alfa

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, financing plans, and the projected cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials and the expected timing of the EMA’s final decision with respect to regulatory approval of migalastat in the European Union, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the EMA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing our product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; and the potential that we will need additional funding to complete all of our studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

Pure Communications

Dan Budwick

dan@purecommunicationsinc.com

(973) 271-6085

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